Exhibit 99.1

For Further Information:

Kraton Polymers LLC

Analysts: Stephen E. Tremblay 281-504-4760

Media:      Richard A. Ott 281-504-4720

Kraton Polymers LLC Announces Third Quarter 2009 Financial Results

HOUSTON, TX. - November 11, 2009 - Kraton Polymers LLC (Kraton), a leading global producer of engineered polymers, announces financial results for the three and nine months ended September 30, 2009.

Total operating revenues amounted to $289 million for the three months ended September 30, 2009, a decrease of $93 million, or 24%, compared to total operating revenues of $382 million for the three months ended September 30, 2008. For the nine months ended September 30, 2009, total operating revenues amounted to $717 million, a decrease of $277 million, or 28%, compared to total operating revenues of $994 million for the nine months ended September 30, 2008.

Reported earnings before interest, taxes, depreciation and amortization (EBITDA) amounted to $45 million for the three months ended September 30, 2009, a decrease of $16 million, or 26%, compared to reported EBITDA of $61 million for the three months ended September 30, 2008. The results for the three month period ended September 30, 2009 included expenses of $7 million associated with the exit of our Pernis, The Netherlands manufacturing plant. For the nine months ended September 30, 2009, reported EBITDA amounted to $67 million, a decrease of $44 million, or 40%, compared to reported EBITDA of $111 million for the nine months ended September 30, 2008. Through September 2009 and September 2008, EBITDA included restructuring and related costs of approximately $9 million in both periods.

Our reported EBITDA is based on the first-in, first-out (FIFO) basis of accounting. Our results for the first nine months of 2009 were negatively impacted by approximately $32 million, reflecting the spread between FIFO cost and replacement cost, resulting from the sale of higher cost inventory produced when raw material feedstock prices were above replacement cost. Conversely, our results for the first nine months of 2008 were positively impacted by approximately $39 million, to reflect a similar FIFO versus replacement cost measurement.

Net income amounted to $22 million for the three months ended September 30, 2009, a decrease of $13 million compared to net income of $35 million in the same period in 2008. For the nine months ended September 30, 2009, net income amounted to $1 million, a decrease of $34 million compared to net income of $35 million in the same period in 2008.

Last Twelve Months (LTM) Bank EBITDA, a measure used to determine compliance with our debt covenants, totalled $124 million for the LTM ended September 30, 2009. Kraton was in compliance with its debt covenants at September 30, 2009. A reconciliation of Net Income (Loss) to LTM Bank EBITDA is attached.

“The positive volume momentum that began in the second quarter of 2009, continued into the third quarter,” noted Kevin M. Fogarty, Kraton’s President and Chief Executive Officer. “In contrast to the 39% and 24% volume declines in the first quarter and second quarter, respectively, when compared to the comparable quarters in 2008, volume was down by 10% in the third quarter, and our September sales volume was 98% of our September 2008 sales volume. As we have maintained all year, a steady improvement in sales volume, coupled with improved operating leverage we have achieved from our pricing and cost management initiatives, is expected to result in measureable improvement in Kraton’s bottom line in the coming quarters.”

“Moreover, we continue to position Kraton for the future, as we made impressive progress over the last few months on our strategic priorities,” said Mr. Fogarty. “In terms of operating results, we posted good quarterly financial results in a recovering yet still challenging global market. We amended our senior credit facility to provide us the opportunity to seek maturity extensions to our revolver and term debt. On the cost reduction and productivity improvement front, we announced the timed exit from our plant in Pernis, The Netherlands, which we believe will yield annual cost savings of approximately $12 million, beginning January 1, 2010. With regard to innovation, we continue to launch new products for our customers, most recently introducing new Kraton A copolymers to be used in environmentally sensitive adhesives, sealants and coatings formulations. Lastly, I am pleased to report that we have completed the installation of our new global SAP system. The project was completed in less than 12 months and we are already experiencing the benefits of this powerful platform, and we expect to capture additional productivity improvements as we learn to leverage the system’s full capabilities,” noted Mr. Fogarty.

Recent Developments

•

Beginning in August 2009, we announced the implementation of a series of regional price increases which were generally broad-based across our end-use markets and in response to increases in raw material and energy costs.

•

In August 26, 2009, we made additional announcements concerning our recently introduced NEXAR TM polymers. The new NEXAR polymers family offers a unique set of key performance attributes that can be used in a myriad of applications, ranging from water desalination, to industrial separation applications, to improving high performance textiles and clothing. The unique permselectivity of NEXAR membranes allows for a flow of moisture in one direction while blocking other substances such as potentially harmful chemicals.

•

On September 10, 2009, we announced the exit of our Pernis, The Netherlands isoprene rubber manufacturing facility. We are in the process of completing project scoping for producing alternative isoprene rubber manufacturing capacity, and until such alternative is brought on line, we plan to satisfy customer and internal demand for isoprene rubber with inventory currently on hand. The closure is expected to result in annualized cost savings of approximately $12 million beginning in 2010.

•

On September 28, 2009, we announced new developments for Kraton A styrenic block copolymers that enable a new approach for environmentally friendly adhesives and oil gels. The use of the new class of Kraton polymers will make it possible to formulate pressure sensitive adhesives, sealants and coatings using natural oils. The new technology offers a green solution and represents the latest addition to Kraton’s portfolio of environmentally friendly products.

•

On October 1, 2009, Polymer Holdings LLC, the parent company of Kraton Polymers LLC, announced it had filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission (SEC) related to a proposed public offering of its common stock. On November 3, 2009, Polymer Holdings LLC filed Amendment No. 1 to the registration statement on Form S-1 with the SEC.

•

On October 20, 2009, we entered into Amendment No. 6 (the “Amendment”) to our senior credit facility. The Amendment permits, in each case subject to the terms and conditions of the Credit Agreement, (i) the establishment of separate classes of commitments to replace all or a portion of the existing revolving commitments, (ii) the conversion of all or a portion of existing term loans into separate classes of extended term loans that extend the scheduled amortization and maturity of the existing term loans and (iii) the incurrence of indebtedness secured pari passu with the current lenders to refinance existing term loans.

Third Quarter 2009 Earnings Release Conference Call and Webcast

Kraton has scheduled a conference call on Thursday November 12, 2009, from 9:00-10:00 a.m. Central Time (10:00-11:00 a.m. Eastern Time) to discuss third quarter 2009 financial results. These results will be available on Kraton’s website, http://www.Kraton.com thereafter.

Kraton invites you to listen to the conference call, which will be broadcast live over the internet at http://www.Kraton.com, by selecting the “Investor Relations” link at the top of the home page and then selecting “Events” from the Investor Relations menu on the left side of the Investor Relations page. Company spokespeople will include Kevin M. Fogarty, President and Chief Executive Officer; Stephen E. Tremblay, Chief Financial Officer; and David A. Bradley, Chief Operating Officer.

You may also listen to the conference call by telephone by contacting the conference call operator 5-10 minutes prior to the scheduled start time and asking for the “Kraton Conference Call – Passcode: Earnings Call.” U.S./Canada dial-in #: 888-577-8992. International dial-in #: 312-470-7060.

About Kraton

Kraton is a leading producer of styrenic block copolymers, or SBCs, a family of performance polymer products whose chemistry it pioneered over 40 years ago. SBCs are highly engineered synthetic elastomers which enhance the performance of numerous products by delivering a variety of performance-enhancing characteristics, including greater flexibility, resilience, strength, durability and processability.

Kraton currently offers approximately 800 products to more than 700 customers in over 60 countries worldwide, and is the only SBC producer with manufacturing and service capabilities on four continents. Kraton manufactures products at six plants globally, including its flagship plant in Belpre, Ohio, as well as plants in Germany, France, The Netherlands and Brazil, and a joint venture operated plant in Japan.

Kraton, the Kraton logo and design, and the “Giving Innovators their Edge” tagline are all trademarks of Kraton Polymers LLC.

Forward Looking Statements

This press release includes forward-looking statements that reflect our plans, beliefs, expectations and current views with respect to, among other things, future events and financial performance. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions.

In this press release, forward-looking information relates to covenant compliance, pricing trends, cost savings, production rates and other similar matters. All forward-looking statements in this press release are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are conditions in the global economy and capital markets, our dependence on LyondellBasell, Shell Chemicals and other suppliers to perform their obligations to us, failure of our suppliers to perform their obligations under long-term supply agreements, or our inability to replace or renew these agreements when they expire, could increase our cost for these materials and interrupt production, limited availability or increases in prices of raw materials used in our business, our substantial level of indebtedness and the operating and financial restrictions imposed by our debt instruments and related indentures, competitive pressures in the specialty chemicals industry, our ability to continue technological innovation and successful commercial introduction of new products, our ability to protect intellectual property and other proprietary information, losses due to lawsuits arising out of intellectual property infringement and product liability claims, losses due to lawsuits arising out of environmental damage or personal injuries associated with chemical manufacturing, compliance with extensive environmental, health and safety laws, including regulation of our employees’ exposure to butadiene, could require material expenditures or changes in our operations, the risk of accidents that could disrupt our operations or expose us to significant losses or liabilities, governmental regulations and trade restrictions, exposure to interest rate and currency fluctuations, acts of war or terrorism in the United States or worldwide, political or financial instability in the countries where our goods are manufactured and sold, and other risks and uncertainties described in this report and our other reports and documents. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

KRATON POLYMERS LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended September 30, 2009	Three Months Ended September 30, 2008
Operating Revenues
Sales	$270,454	$363,275
Other	18,064	18,892

Total operating revenues	288,518	382,167
Cost of Goods Sold	218,549	287,719

Gross Profit	69,969	94,448

Operating Expenses
Research and development	5,075	5,808
Selling, general, and administrative	20,282	28,214
Depreciation and amortization	16,477	13,118

Total operating expenses	41,834	47,140

Gain on Extinguishment of Debt	—	—
Equity in Earnings of Unconsolidated Joint Venture	129	94
Interest Expense, net	8,044	7,875

Income (Loss) Before Income Taxes	20,220	39,527
Income Tax Expense	(1,645)	4,910

Net Income (Loss)	$21,865	$34,617

KRATON POLYMERS LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands)

	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008
Operating Revenues
Sales	$682,061	$947,925
Other	35,235	46,472

Total operating revenues	717,296	994,397
Cost of Goods Sold	602,633	788,618

Gross Profit	114,663	205,779

Operating Expenses
Research and development	15,115	21,129
Selling, general, and administrative	56,585	73,578
Depreciation and amortization	41,582	40,880

Total operating expenses	113,282	135,587

Gain on Extinguishment of Debt	23,831	—
Equity in Earnings of Unconsolidated Joint Venture	305	314
Interest Expense, net	24,778	27,678

Income (Loss) Before Income Taxes	739	42,828
Income Tax Expense	(482)	7,405

Net Income (Loss)	$1,221	$35,423

KRATON POLYMERS LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30, 2009	December 31, 2008
ASSETS

Current Assets
Cash and cash equivalents	$22,365	$101,396
Receivables, net of allowances of $1,832 and $2,512	132,756	95,443
Inventories of products, net	252,646	324,193
Inventories of materials and supplies, net	9,712	11,055
Deferred income taxes	14,778	14,778
Other current assets	24,269	6,769

Total current assets	456,526	553,634
Property, plant and equipment, less accumulated depreciation of $201,371 and $182,252	381,988	372,008
Identifiable intangible assets, less accumulated amortization of $41,099 and $36,169	61,181	67,051
Investment in unconsolidated joint venture	11,997	12,371
Deferred financing costs	6,145	8,184
Other long-term assets	22,043	18,626

Total Assets	$939,880	$1,031,874

LIABILITIES AND MEMBER’S EQUITY

Current Liabilities
Current portion of long-term debt	$3,343	$3,343
Accounts payable-trade	83,510	75,177
Other payables and accruals	68,059	69,349
Due to related party	15,601	25,585
Insurance note payable	—	—

Total current liabilities	170,513	173,454
Long-term debt, net of current portion	482,222	571,728
Deferred income taxes	20,112	34,985
Long-term liabilities	63,134	63,117

Total Liabilities	735,981	843,284

Commitments and contingencies
Member’s equity
Common equity	188,202	182,767
Accumulated other comprehensive income	15,697	5,823

Total member’s equity	203,899	188,590

Total Liabilities and Member’s Equity	$939,880	$1,031,874

KRATON POLYMERS LLC

LTM Bank EBITDA

(In thousands)

	3 Mos Ended 9/30/09	12 Mos Ended 9/30/09	3 Mos Ended 09/30/08	12 Mos Ended 09/30/08

Net Income (Loss)	$21,865	$(5,768)	$34,617	$(588)
Income Tax Expense (Benefit)	(1,645)	553	4,910	11,721
Interest Expense, net	8,044	33,771	7,875	38,631
Depreciation and amortization	16,477	53,864	13,118	56,380

EBITDA (1)	$44,741	82,420	$60,520	106,144

LTM Bank EBITDA adjustments (2)

Sponsor fees and expenses		2,000		2,001
Plant turnaround costs		6,000		3,536
Permitted acquisition costs		1,130		3,000
Restructuring costs		10,271		3,220
Specified cost savings		8,583		6,483
Schedule 1.1 cost		3,000		3,000
Equity Investment (3)		—		9,588
Other non-cash items increasing Net Income (Loss)		10,811		9,065

LTM Bank EBITDA (4)		$124,215		$146,037

(1)

The EBITDA measure is used by management to evaluate operating performance. Management believes that EBITDA is useful to investors because it is frequently used by investors and other interested parties in the evaluation of companies in our industry. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Because all companies do not use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

(2)	These adjustments are made pursuant to the Credit and Guaranty Agreement, amended as of May 12, 2006.
(3)	On January 14, 2008, we received an equity investment of $10.0 million of which $9.6 million was included in LTM Bank EBITDA as provided under the terms of the senior credit facility.
(4)	LTM Bank EBITDA is defined in the senior credit facility and is used to determine compliance with certain covenants included in the senior credit facility.